SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 24, 2008

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E.	Roanoke, Virginia	24016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 25, 2008, Roanoke Gas Company (“Roanoke”), a utility subsidiary of RGC Resources, Inc. (“Resources”), entered into a Modification Number One to Promissory Note dated June 30, 2008, in the original principal amount of $28,000,000 in favor of Wachovia. This Modification reduces the available borrowing limits under the original Note for the balance of term, which expires March 31, 2009. The reduction in limits was justified by lower working capital needs due to the significant decrease in the commodity price of natural gas. When combined with the Promissory Note currently in place for Resources, these Notes provide for the following tiered aggregate borrowing limits:

Beginning	Available Line of Credit
December 1, 2008	$19,000,000
February 16, 2009	$8,000,000

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 24, 2008, RGC Resources, Inc. issued a press release announcing the annual financial results for the year ending September 30, 2008. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. The information in this Current Report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 8.01.	OTHER EVENTS.

On November 25, 2008, the Company issued a press release announcing an increase in the quarterly dividend to $0.32 per share payable on February 1, 2009 for shareholders of record on January 17, 2009.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

10.1	Modification Number One to Promissory Note in the original principal amount of $28,000,000 by RGC Resources, Inc. in favor of Wachovia Bank, National Association dated November 25, 2008.

99.1	Press Release dated November 24, 2008.

99.2	Press Release dated November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: November 26, 2008	By:	/s/ Howard T. Lyon
Howard T. Lyon
Vice-President, Treasurer and CFO
(Principal Financial Officer)